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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement on Form S-4 of BMC Software, Inc. of our report, dated April 10, 1997, on our audit of the financial statements of MAXM Systems, Inc. as of September 30, 1996 and 1995 and for the years then ended, as included in the Current Report on Form 8-K/A for Boole & Babbage, Inc. dated April 22, 1997 (File No. 000-13258) as incorporated by reference in the annual report on Form 10-K of Boole & Babbage, Inc. for the year ended September 30, 1997, which report is incorporated by reference in this registration statement on Form S-4. We also consent to the reference to our firm under the caption "Experts" in the registration statement.


                                       /s/ PRICEWATERHOUSECOOPERS LLP
                                       PricewaterhouseCoopers LLP

McLean, Virginia

January 6, 1999